Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 2, 2018, New Age Beverages Corporation (referred to interchangeably herein as the “Company” and “New Age”) entered into a Plan of Merger (the “Merger Agreement”) with Morinda Holdings, Inc., a Utah corporation (“Morinda”) and New Age Health Sciences Holdings, Inc., a newly formed Utah corporation and wholly owned subsidiary of the Company (“Merger Sub”). On December 21, 2018 (the “Closing Date”), the transactions contemplated by the Merger Agreement were completed. Merger Sub was merged with and into Morinda and Morinda became a wholly-owned subsidiary of the Company. This transaction is referred to herein as the “Merger.”

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger and related transactions based on the historical financial statements and accounting records of the Company and Morinda after giving effect to the Merger and the Merger-related pro forma adjustments. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information (the “Notes”). The unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

●
historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2017, and the related notes to consolidated financial statements, as set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2018;
●
historical unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2018, and the related notes to unaudited condensed consolidated financial statements, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed with the SEC on November 14, 2018;
●
historical audited consolidated financial statements of Morinda as of and for the year ended December 31, 2017, and the related notes to consolidated financial statements, as set forth in Exhibit 99.1 to this Current Report on Form 8-K/A;
●
historical unaudited consolidated financial statements of Morinda as of September 30, 2018, and for the nine months ended September 30, 2018, and the related notes to unaudited consolidated financial statements, as set forth in Exhibit 99.2 to this Current Report on Form 8-K/A.

The pro forma condensed combined balance sheet as of September 30, 2018, combines the historical unaudited consolidated balance sheets of the Company and Morinda, giving effect to the Merger, liabilities to Morinda’s former stockholders, and the pre-closing Equity Offerings, as if these events had occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018, combine the historical consolidated statements of operations of the Company and Morinda, giving effect to the Merger, imputed interest on the liabilities to Morinda’s former stockholders, and the additional shares issued in the pre-closing Equity Offerings, as if these events had occurred on January 1, 2017, the first day of the fiscal year ended December 31, 2017.

For accounting and financial reporting purposes, the Company is considered the acquirer in the Merger and will account for the business combination with Morinda using the acquisition method, whereby the assets acquired and the liabilities assumed are adjusted to estimated fair value. All of the incremental and direct costs to consummate the business combination are charged to expense in the periods incurred. The Company will finalize the acquisition accounting (including the necessary valuation and other studies) as soon as practicable within the required measurement period, but in no event later than one year following completion of the Merger. The assets acquired and liabilities assumed by the Company in the Merger have been measured at their respective estimated fair values as of the Closing Date.  Differences between these estimates of fair value and the final acquisition accounting are expected to occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information, and the combined company’s future results of operations and financial position.  The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the SEC.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and does not purport to represent the actual results of operations that the Company and Morinda would have achieved had the companies been combined during the periods presented herein. The unaudited pro forma condensed combined financial information is not intended to project the future results of operations that the combined company may achieve after the Merger and does not reflect any potential cost savings that may be realized as a result of the Merger.

NEW AGE BEVERAGES CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2018
(In Thousands)

			Pro Forma Adjustments
	Historical	Historical	Morinda	Equity	Purchase	Acquisition		Pro Forma
ASSETS	New Age(A)	Morinda(B)	Liabilities(C)	Offerings(D)	Consideration(E)	Accounting		Combined

Current assets:
Cash and cash equivalents	$28,627	$44,305	$(5,000)	$53,295	$(75,000)	$(1,063)	(F)	$45,164
Inventories	9,997	25,779				2,169	(G)	37,945
Accounts receivable, prepaids and other	8,755	9,109						17,864
Total current assets	47,379	79,193						100,973

Long-term assets:
Identifiable intangible assets, net	22,458	104				42,106	(G)	64,668
Property and equipment, net	1,541	41,209				13,715	(G)	56,465
Goodwill	21,230	-			99,104	(87,718)	(G)	32,616
Deposits and other	4,624	6,887	-	-	-	14,444	(G)	25,955
Total assets	$97,232	$127,393	$(5,000)	$53,295	$24,104	$(16,347)		$280,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$-	$1,275	$-	$-	$-	$-		$1,275
Accounts payable and accrued expenses	3,026	33,765				5,714	(F)(G)	42,505
Payable to former Morinda stockholders	-	-	8,701					8,701
Total current liabilities	3,026	35,040						52,481

Long-term liabilities:
Long-term debt, net of current maturities		1,594						1,594
Deferred income taxes	-	1,660				9,400	(G)	11,060
Payable to former Morinda stockholders	-	-	30,218		13,134			43,352
Lease right to use liability and other	4,632	6,052				10,266	(G)	20,950
Total liabilities	7,658	44,346						129,437

Stockholders’ equity:
Common stock, issued and outstanding 49,514 shares historical (67,768
shares pro forma combined)	50	-		16	2			68
Common stock, no par value, issued 43,216 shares	-	29,292				(29,292)	(H)	-
Additional paid-in capital	109,547	-		53,279	10,968	1,166	(F)	174,960
Accumulated other comprehensive income	-	1,792				(1,792)	(H)	-
Retained earnings (deficit)	(20,023)	51,963	(43,919)			(11,809)	(F)(H)	(23,788)
Total stockholders’ equity	89,574	83,047	-	-	-	-		151,240
Total liabilities and stockholders' equity	$97,232	$127,393	$(5,000)	$53,295	$24,104	$(16,347)		$280,677

See accompanying notes to unaudited pro forma condensed combined financial information.

NEW AGE BEVERAGES CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018
(In Thousands, Except Per Share Amounts)

	Historical	Historical	Pro Forma		Pro Forma
	New Age(AA)	Morinda(BB)	Adjustments		Combined

Net revenue	$38,164	$177,400	$-		$215,564
Cost of goods sold	32,089	34,347	-		66,436
Gross profit	6,075	143,053	-		149,128
Operating expenses:
Commissions	1,029	69,657	-		70,686
Selling, general and administrative	12,736	60,051	-		72,787
Depreciation and amortization expense:
Property and equipment	426	1,972	737	(CC)	3,135
Identifiable intangible assets	1,028	-	2,381	(CC)	3,409
Total operating expenses	15,219	131,680	3,118		150,017
Operating income (loss)	(9,144)	11,373	(3,118)		(889)
Non-operating income (expenses):
Interest expense	(225)	(22)	(472)	(DD)	(719)
Interest income	-	205	-		205
Other, net	(153)	39	-		(114)
Income (loss) before income taxes	(9,522)	11,595	(3,590)		(1,517)
Income tax expense	-	(3,930)	-	(EE)	(3,930)
Net income (loss)	$(9,522)	$7,665	$(3,590)		$(5,447)
Net loss per share applicable to common
stockholders (Basic and Diluted)	$(0.24)				$(0.09)
Weighted average number of common shares
outstanding (Basic and Diluted)	39,492		18,254	(FF)	57,746

  See accompanying notes to unaudited pro forma condensed combined financial information.

NEW AGE BEVERAGES CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(In Thousands, Except Per Share Amounts)

	Historical	Historical	Pro Forma		Pro Forma
	New Age(II)	Morinda(JJ)	Adjustments		Combined

Net revenue	$52,188	$229,153	$-		$281,341
Cost of goods sold	39,788	44,944	-		84,732
Gross profit	12,400	184,209	-		196,609
Operating expenses:
Commissions	1,456	88,823	-		90,279
Selling, general and administrative	15,387	76,438	-		91,825
Depreciation and amortization expense:
Property and equipment	578	2,448	984	(CC)	4,010
Identifiable intangible assets	1,028	-	3,172	(CC)	4,200
Total operating expenses	18,449	167,709	4,156		190,314
Operating income (loss)	(6,049)	16,500	(4,156)		6,295
Non-operating income (expenses):
Interest expense	(228)	(48)	(2,107)	(DD)	(2,383)
Interest income		199	-		199
Other, net	2,741	217	-		2,958
Income (loss) before income taxes	(3,536)	16,868	(6,263)		7,069
Income tax expense	-	(4,882)	-	(EE)	(4,882)
Net income (loss)	$(3,536)	$11,986	$(6,263)		$2,187
Income (loss) per share applicable to common stockholders:
Basic	$(0.12)				$0.04
Diluted	$(0.12)				$0.04
Weighted average number of common shares outstanding:
Basic	30,617		18,254	(FF)	48,871
Diluted	30,617		18,701	(FF)	49,318

  See accompanying notes to unaudited pro forma condensed combined financial information.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.
Description of Transaction

Prior to the Merger, Morinda was an S corporation for U.S. federal and state income tax purposes. Accordingly, Morinda’s taxable earnings were reported on the individual income tax returns of the stockholders who were responsible for payment of the related income tax liabilities. In contemplation of the Merger Agreement, Morinda agreed in December 2018 to distribute to its stockholders approximately $44.6 million of its previously-taxed S corporation earnings. This amount was payable for $5.0 million in December 2018, and the remainder is payable between April 2019 and July 2020 as discussed further in Note 3(C).

Pursuant to the Merger Agreement, the Company paid to Morinda’s equity holders (i) $75.0 million in cash; (ii) 2,016,480 shares of the Company’s Common Stock with an estimated fair value on the Closing Date of approximately $11.0 million, and (iii) 43,804 shares of Series D Preferred Stock (the “Preferred Stock”) providing for the potential earn-out payment of up to $15 million contingent upon Morinda achieving certain post-closing milestones, as discussed below.

Pursuant to the Certificate of Designations for the Series D Preferred Stock (the “CoD”), the holders of the Preferred Stock are entitled to receive a dividend of up to an aggregate of $15.0 million (the “Milestone Dividend”) if the Adjusted EBITDA (as defined in the CoD) of Morinda is at least $20.0 million for the year ending December 31, 2019. The Milestone Dividend is payable on April 15, 2020. If the Adjusted EBITDA of Morinda is less than $20.0 million, the Milestone Dividend shall be reduced by applying a five-times multiple to the difference between the Adjusted EBITDA target of $20 million and actual Adjusted EBITDA for the year ending December 31, 2019. Accordingly, no Milestone Dividend is payable if actual Adjusted EBITDA is $17.0 million or lower. Additionally, the Company is required to pay quarterly dividends to the holders of the Preferred Stock at a rate of 1.5% per annum of the Milestone Dividend amount, payable on a pro rata basis. The Company may pay the Milestone Dividend and /or the annual dividend in cash or in kind, provided that if the Company chooses to pay in kind, the shares of Common Stock issued as payment therefore must be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Stock shall terminate on April 15, 2020. The Company expects to classify the fair value of the earn-out consideration in the form of Series D Preferred Stock as a liability.

In order to provide funding for the business combination with Morinda, during the fourth quarter of 2018 the Company (i) issued an aggregate 1,188,565 shares of Common Stock in an underwritten At the Market Offering that resulted in aggregate net proceeds of approximately $5.2 million, and (ii) completed an underwritten public offering of 14,835,000 shares of Common Stock at an offering price of $3.50 per share for aggregate net proceeds of approximately $48.1 million. The aggregate net proceeds from these equity offerings amounted to $53.3 million.

2.
Basis of Pro Forma Presentation

 The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Morinda. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired and liabilities assumed are generally recorded as of the completion of the Merger at their respective fair values and added to those of the Company.  Financial statements and reported results of operations of the Company issued after completion of the Merger will reflect these fair value adjustments, but the Company’s previously issued historical financial statements will not be retroactively restated.

The unaudited pro forma condensed combined financial information does not reflect any potential cost savings or synergies that may be realized as a result of the Merger. Although the Company expects that some cost savings and synergies will result from the Merger, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed combined financial information has been prepared based on the historical consolidated financial statements of the Company and Morinda, and by accounting for the Merger using the acquisition method. Pro forma effect has also been given for the Company’s equity offerings completed in the fourth quarter of 2018, since the proceeds were required to consummate the business combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the historical unaudited condensed balance sheets of the Company and Morinda as of September 30, 2018, giving effect to the Merger as if it had been consummated on September 30, 2018. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had been consummated on January 1, 2017, and combine the historical consolidated statements of operations of the Company and Morinda for each of (i) the nine-month period ended September 30, 2018, and (ii) the year ended December 31, 2017.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In order to conform with the Company’s accounting policies, the accompanying pro forma balance sheet reflects the pro forma adjustment discussed in Note 2(G) for the adoption by Morinda of ASU No. 2016-02, Leases, which requires that assets and liabilities be recognized on the balance sheet for the rights and obligations created by those leases. While Morinda had not adopted this ASU for the periods covered in the accompanying unaudited pro forma condensed combined statements of operations, the Company determined that the differences for this policy were not material. At this time, the Company is not aware of any significant differences between the accounting policies of the two companies that would have a material impact on the combined company’s financial statements.  As the Company completes its review of Morinda’s accounting policies, it is possible that policy differences may be identified that, when conformed, could have a material impact on the combined company’s financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. The unaudited pro forma condensed combined financial information does not reflect the impact of possible revenue enhancements or cost savings initiatives.

3.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Presented below are the Notes to the accompanying unaudited pro forma condensed combined balance sheet:

(A) New Age Historical Balance Sheet

Amounts are derived from the historical condensed consolidated balance sheet of New Age as of September 30, 2018. As permitted by the SEC's rules for preparation of pro forma financial information, the Company has condensed certain balance sheet captions that comprised less than 10% of total assets.

(B) Morinda Historical Balance Sheet

Amounts are derived from the historical condensed consolidated balance sheet of Morinda as of September 30, 2018. As permitted by the SEC's rules for preparation of pro forma financial information, the Company has condensed certain balance sheet captions that comprised less than 10% of total assets.

(C) Morinda Distributions and Liabilities

As discussed in Note 1, Morinda agreed in December 2018 to distribute to its stockholders approximately $44.6 million of its previously-taxed S corporation earnings. On December 19, 2018, Morinda paid $5.0 million of distributions to its stockholders, and agreed to pay additional distributions (i) up to $25.0 million for which the timing and amount are subject to a future financing event, and (ii) approximately $14.6 million based on the calculation of excess working capital (“EWC”) as of the Closing Date. EWC is the amount by which Morinda’s actual working capital, as defined, on the Closing Date exceeds $25.0 million. The preliminary Closing Date balance sheet of Morinda indicates that EWC amounted to approximately $14.6 million as of the Closing Date. As of September 30, 2018, the pro forma calculation of EWC amounted to $15.4 million as set forth in the second table below.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Accordingly, a pro forma adjustment is computed as of September 30, 2018 to give effect to the $5.0 million of distributions and the liabilities to the former Morinda stockholders, including the liability for EWC that was computed based on the current assets and liabilities of Morinda as of September 30, 2018. Presented below are the contractual amounts payable, along with the net carrying value and balance sheet classification as a result of this pro forma adjustment (in thousands):

				Balance Sheet
	Liability Carrying Value				Liabilities		Retained
	Total	Discount (4)	Net	Cash	Current	Long-term	Earnings

Pre-closing distribution				$(5,000)(1)	$-	$-	$(5,000)
EWC payable in:
April 2019	$1,000(2)	$(16)	$984	-	984	-	(984)
July 2019	8,000(2)	(283)	7,717	-	7,717	-	(7,717)
Total current portion	9,000	(299)	8,701	-	8,701	-	(8,701)
EWC payable in July 2020	6,428(2)	(566)	5,862	-	-	5,862	(5,862)
Contingent on financing event	25,000(3)	(644)	24,356	-	-	24,356	(24,356)
Total long-term portion	31,428	(1,210)	30,218	-	-	30,218	(30,218)

Total	$40,428	$(1,509)	$38,919	$(5,000)	$8,701	$30,218	$(43,919)
________________

(1)
Pro forma effect is given for a $5.0 million distribution to the stockholders of Morinda on December 19, 2018.
(2)
For purposes of the unaudited pro forma condensed combined balance sheet, EWC is calculated based on the historical balance sheet after giving effect to the impact of the $5.0 million distribution paid to the former Morinda Stockholders on December 19, 2018. As shown in the table below, after giving pro forma effect for this distribution, EWC amounted to $15.4 million (compared to $14.6 million as of the Closing Date). Pursuant to a separate agreement between the parties, EWC is payable to Morinda’s former stockholders for $1.0 million by April 30, 2019, $8.0 million by July 31, 2019, and any remainder is payable by July 31, 2020.
(3)
Pursuant to a separate agreement between the parties, Morinda agreed to pay its former stockholders up to $25.0 million from the net proceeds of a financing event to be completed after the Closing Date. The Company believes it is probable that this event will occur in the second quarter of 2019, and that the entire $25.0 million will be payable to Morinda’s former stockholders. Accordingly, since this payment will only be made from the proceeds of a long-term financing, the net carrying value is classified as a long-term liability in the accompanying unaudited pro forma condensed combined balance sheet.
(4)
Interest was imputed on each obligation based on a credit and tax adjusted interest rate of 6.1% for the period from the Closing Date until the respective contractual or estimated payment dates. For purposes of the unaudited pro forma condensed combined statements of operations, this discount is accreted using the effective interest method as discussed further in Note 4(DD).

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As shown in the table above, liabilities for EWC as of September 30, 2018 amount to an aggregate of approximately $15.4 million, which was computed as follows (in thousands):

Total current assets	$79,193
Give effect to distributions discussed above	(5,000)
Less total current liabilities	(35,040)
Current maturities of long-term debt excluded from EWC definition in Merger Agreement	1,275
Adjusted Working Capital	40,428
Threshold	(25,000)
EWC	$15,428

(D) New Age Equity Offerings

In order to consummate the Merger, the Company needed to raise equity capital to ensure adequate capital resources were available. Accordingly, a pro forma adjustment gives effect to equity financings completed by the Company during the fourth quarter of 2018 for aggregate net proceeds as follows (dollars in thousands):

					Balance Sheet
	Summary of Equity Financings					Additional
	Number	Gross	Offering	Net	Common	Paid-In
Description	of Shares	Proceeds	Costs	Proceeds	Stock	Capital

At The Market Offering in October 2018	1,188,565	$5,347	$(160)	$5,187	$1	$5,186
Public offering in November 2018:
Firm commitment	12,900,000	45,150	(3,340)	41,810	13	41,797
Overallotment option	1,935,000	6,773	(475)	6,298	2	6,296
Total	16,023,565	$57,270	$(3,975)	$53,295	$16	$53,279

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(E) Purchase Consideration

Under ASC 805, the consideration transferred is required to be measured at the date the Merger is completed at the then-current market price.  Accordingly, the following adjustment gives effect to the consideration issued in the Merger, consisting of a $75.0 million cash payment, the estimated fair value for the issuance of 2,016,480 shares of Common Stock, and the estimated fair value of the earn-out payable to Morinda’s former stockholders (in thousands):

		Balance Sheet Classification
	Estimated		Payable to		Additional
	Fair Value of		Morinda	Common	Paid-In
Consideration	Consideration	Cash	Stockholders	Stock	Capital

Common stock issued	$10,970(1)	$-	$-	$2	$10,968
Cash paid at Closing	75,000	(75,000)	-	-	-
Earn-out consideration	13,134(2)	-	13,134	-	-
Total	$99,104	$(75,000)	$13,134	$2	$10,968

________________

(1)
Fair value was determined based on the closing price of the Company’s Common Stock on the Closing Date.
(2)
Earn-out consideration represents the fair value of the Series D Preferred Stock based on the probability of achieving the Milestone Dividend, whereby the maximum Milestone Dividend is $15.0 million if the Adjusted EBITDA of Morinda is $20.0 million or more. The earn-out consideration is expected to be finalized by the first quarter of 2020 and is required to be paid on April 30, 2020. The fair value of the earn-out was determined using an option pricing model.

(F) Acquisition Expenses

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.  In December 2018, the Company paid cash and issued 214,250 shares of Common Stock to a financial advisor that assisted with the consummation of the Merger. In addition, the Company and Morinda incurred professional fees and other incremental and direct costs associated with the Merger, all of which were incurred after September 30, 2018.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is required to include adjustments which give effect to events that are directly attributable to the Merger regardless of whether they are expected to have a continuing impact on the combined company’s results or are non-recurring.  Therefore, acquisition-related transaction costs incurred by the Company after September 30, 2018, are reflected as pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2018. The table below summarizes the pro forma adjustments to give effect to the estimated transaction costs incurred to consummate the Merger (in thousands):

		Balance Sheet Classification
					Additional	Retained
			Accrued	Common	Paid-In	Earnings
Description	Total	Cash	Expenses	Stock	Capital	(Deficit)

Financial Advisor fees:
Issuance of common stock	$1,166(1)	$-	$-	$2	$1,164	$(1,166)
Cash payment at Closing	1,063(2)	(1,063)	-	-	-	(1,063)
Payable in December 2019	375(3)	-	375	-	-	(375)
Professional fees, diligence and other:
Incurred for Morinda stockholders	200(4)	-	200	-	-	(200)
Incurred for New Age	961(4)	-	961	-	-	(961)
Total	$3,765	$(1,063)	$1,536	$2	$1,164	$(3,765)
________________

(1)
Fair value for 214,250 shares of Common Stock issued New Age’s financial advisor were determined based on the closing price of the Company’s Common Stock on the Closing Date.

(2)
Financial advisor fees were payable in cash on the Closing Date.

(3)
Additional financial advisor fees are payable in December 2019. These fees are payable 50% in cash and 50% in shares of the Company’s Common Stock

(4)
All professional fees and other costs related to the business combination were incurred after September 30, 2018.

(G) Estimated Fair Value of Assets Acquired and Liabilities Assumed

ASC 805 generally requires that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date.  Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table summarizes the total consideration transferred in the Merger, along with the Company’s fair value adjustments to arrive at the preliminary estimate of the fair value of the assets acquired and liabilities assumed (in thousands):

Pro forma book value of net assets acquired		$39,128(1)
Acquisition accounting fair value of asset adjustments:
Inventories		2,169(2)(8)
Identifiable intangible assets		42,106(3)(8)
Property and equipment:
Land	$7,692(4)(8)
Buildings and improvements	2,662(4)(8)
Machinery and equipment	2,786(3)(8)
Other	575(3)(8)
Total property and equipment		13,715
Lease right to use asset		14,444(5)

Fair value of identifiable assets acquired		111,562
Liabilities assumed:
Lease right to use liabilities
Current portion		(4,178)(5)
Long-term portion		(10,266)(5)
Increase in deferred income tax liabilities		(9,400)(6)

Fair value of net identifiable assets acquired		87,718
Increase in goodwill due to Morinda business combination		11,386(7)

Total consideration		$99,104
________________

(1)
Consists of Morinda’s historical total assets of $127.4 million less historical total liabilities of $44.3 million, less items for which pro forma effect is given as discussed in Note 3(C) for the liabilities to former Morinda Stockholders of $38.9 million and a $5.0 million reduction in cash for pre-closing distributions.

(2)
Based on the report of an independent valuation specialist, the fair value of work-in-process and finished goods inventories on the Closing Date exceeded the historical carrying value by approximately $2.2 million. This amount represents an element of built-in profit that needs to be eliminated in the post combination historical consolidated statements of operations. Accordingly, this amount will be charged to cost of goods sold as the related inventories are sold which is expected to occur within approximately six months after the Closing Date. Since this $2.2 million adjustment is not expected to have a continuing impact on the combined results of operations, pro forma effect for the reversal is not provided in the unaudited pro forma condensed combined statements of operations.

(3)
Based on the reports prepared by independent valuation specialists. Please see below for further discussion about the valuation approach for identifiable intangible assets.

(4)
Fair value of Morinda’s real estate property was based upon real estate appraisals prepared by an independent firm.

(5)
In order to conform with the Company’s accounting policies for purposes of the unaudited pro forma condensed combined balance sheet, Morinda adopted ASU No. 2016-02, Leases, which requires that assets and liabilities be recognized on the balance sheet for the rights and obligations created by those leases.

(6)
Morinda’s U.S. operations were previously taxed as a subchapter S Corporation whereby no deferred income tax assets or liabilities had been recognized for U.S. federal and state income tax purposes. Upon consummation of the Merger, Morinda’s U.S. operations will be included in the consolidated income tax returns of the Company. Accordingly, a pro forma adjustment has been reflected for net deferred income tax liabilities related to Morinda’s that resulted from differences between the financial reporting basis and the income tax basis of such U.S. assets and liabilities. This liability primarily results from long-lived assets that retain the predecessor basis for income tax purposes. The net deferred income tax liabilities were computed using the Company’s estimated overall U.S. federal and state effective tax rate of approximately 23% as of the Closing Date.

(7)
Goodwill related to Morinda is recognized for the difference between the total consideration transferred to consummate the Merger of $99.1 million and the fair value of net identifiable assets acquired of $87.7 million.

(8)
Amounts are based upon valuations as of the Closing Date, since the Company believes there were no material changes in the fair value of inventories, identifiable intangible assets and property and equipment between September 30, 2018 and the Closing Date.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

For purposes of the unaudited pro forma condensed combined financial information, the fair value of Morinda’s identifiable intangible assets and the weighted average useful lives have been preliminarily estimated as follows (dollars in thousands):

		Estimated
	Estimated	Useful Life
	Fair Value	(Years)

Direct selling license in China	$18,600	15
IPC distributor sales force	9,460	10
Proprietary manufacturing processes	7,490	15
Trade name	6,370	15
Former Morinda shareholder non-complete agreements	186	3
Total identifiable intangible assets	$42,106

Fair value measurement methodologies used to calculate the value of any asset can be broadly classified into one of three approaches, referred to as the cost, market and income approaches. In any fair value measurement analysis, all three approaches must be considered, and the approach or approaches deemed most relevant will then be selected for use in the fair value measurement of that asset. The fair value of identifiable intangible assets was determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset.  The fair value of inventories was determined using both the “cost approach” and the “market approach”. The fair value of real estate was determined primarily using the “income approach”.

Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to (i) the amount and timing of projected future cash flows (including revenue and profitability), (ii) the discount rate selected to measure the risks inherent in the future cash flows, (iii) the assessment of the asset’s life cycle, and (iv) the competitive trends impacting the asset.

These preliminary estimates of fair value and estimated useful lives may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.  Once sufficient information has been gathered about Morinda’s identifiable intangible assets, additional insight may be gained that could impact the estimated total value assigned to identifiable intangible assets, and the estimated weighted average useful life of each category of intangible assets.

(H) Capital Structure Adjustments

The capital structure of Morinda is required to be eliminated in the consolidated financial statements of the Company after the Merger. Accordingly, a pro forma adjustment is required to eliminate Morinda’s no par value Common Stock, accumulated other comprehensive loss, and retained earnings associated with the capital structure of Morinda. The pro forma adjustment eliminates the historical capital structure of Morinda after giving effect to the pro form adjustment discussed in Note 3(C).

4.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Presented below are the Notes to the accompanying unaudited pro forma condensed combined statements of operations:

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(AA)   New Age Historical Statement of Operations

Amounts are derived from the historical unaudited condensed consolidated statement of operations of New Age for the nine months ended September 30, 2018. For purposes of the unaudited pro forma condensed combined statements of operations, the Company has made certain reclassifications to better illustrate the pro forma adjustments and to obtain consistent classifications between New Age and Morinda.

(BB)   Morinda Historical Statement of Operations

Amounts are derived from the historical unaudited condensed consolidated statement of operations of Morinda for the nine months ended September 30, 2018. For purposes of the unaudited pro forma condensed combined statements of operations, the Company has made certain reclassifications to better illustrate the pro forma adjustments and to obtain consistent classifications between New Age and Morinda.

(CC)   Depreciation and Amortization Expense

As discussed in Note 3(G), based on the reports of independent valuation specialists and real estate appraisals, the Company has reflected pro forma adjustments for the estimated fair value of identifiable tangible and intangible assets, and determined the estimated useful lives for purposes of computing depreciation and amortization expense. The Company does not believe there were material changes in the fair value of Morinda's identifiable tangible and intangible assets between Spetember 30, 2018 and the Closing Date. Accordingly, the pro forma adjustments for depreciation and amortization expense are based on the estimated fair value determined as of the Closing Date. The following table presents the fair value adjustments, the estimated useful lives and the pro forma adjustments to recognize depreciation and amortization expense (dollars in thousands):

	Estimated	Estimated	Nine Months Ended	Year Ended
	Fair Value	Useful Life	September 30,	December 31,
	Adjustments	(Years)	2018	2017

Property and equipent adjustments:
Land	$7,692	-	$-	$-
Building and improvements	2,662	28	71	95
Machinery and equipment	2,786	4	522	697
Other	575	3	144	192
Total property and equipment	13,715		737	984
Intangible asset adjustments:
Direct selling license in China	18,600	15	930	1,240
IPC distributor sales force	9,460	10	710	946
Proprietary manufacturing processes	7,490	15	375	499
Trade name	6,370	15	319	425
Non-compete agreements	186	3	47	62
Total intangible assets	42,106		2,381	3,172
Total	$55,821		$3,118	$4,156

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(DD)   Imputed Interest Expense

As discussed in Note 3(C), Morinda incurred liabilities to its former stockholders for $45.4 million in December 2018 that are payable over periods up to 19 months after the Closing Date. In addition, as discussed in Note 3(E), the purchase consideration for the Merger included an earn-out in the form of Series D Preferred Stock. The final installment of the earn-out is payable to the former stockholders of Morinda approximately 19 months after the Closing Date. The table below presents the total contractual obligations and the related discounts, along with accretion of discount that is recognized using the effective interest method over the period the debt is expected to be outstanding (dollars in thousands):

					Interest Expense
	Expected	Initial Acquisition Date Allocation			Nine Months Ended	Year Ended
	Term	Contractual		Net Carrying	September 30,	December 31,
Debt Obligation	(Months)	Obligations	Discount	Value	2018	2017

Contingent on financing event	5	$25,000	$(644)	$24,356	$-(1)	$644(1)
April 2019 EWC payment	4	1,000	(16)	984	-(1)	16(1)
July 2019 EWC payment	7	8,000	(283)	7,717	-(1)	283(1)
July 2020 EWC payment	19	6,428	(566)	5,862	204(3)	362(3)
Sub-total		40,428	(1,509)	38,919	204	1,305
Series D preferred stock earn-out	16	14,204	(1,070)	13,134	268(3)	802(3)
Total		$54,632	$(2,579)	$52,053	$472	$2,107
________________

(1)
Since this obligation is expected to be outstanding for less than one year, accretion of the entire discount is included in the pro forma results for the year ended December 31, 2017.
(2)
No discount or accretion was recognized for the December 2018 distributions since they were paid before the Closing Date.
(3)
The Series D preferred stock will be adjusted to fair value each quarter. Changes in fair value will result from (i) the progress towards achievement of the EBITDA target for the Milestone Dividend, and (ii) accretion of the 6.1% credit and tax adjusted discount that is inherent in the valuation at inception. For purposes of the unaudited pro forma condensed combined statements of operations the changes in the accretion element are reflected. The accretion element for the first 12 months that this obligation is expected to be outstanding is included in the pro forma results for the year ended December 31, 2017; the accretion element for the remaining four months is included in the pro forma results for the nine months ended September 30, 2018.

(EE)   Income Tax Expense

Prior to the Merger, Morinda was a subchapter S corporation for U.S. federal and state income tax purposes. Accordingly, Morinda’s taxable earnings were reported on the individual income tax returns of the stockholders who were responsible for payment of the related income tax liabilities. Therefore, all of Morinda’s income tax expense recognized in its historical financial statements is attributable to foreign jurisdictions for the nine months ended September 30, 2018 and the year ended December 31, 2017.

Pursuant to the Merger, Morinda’s subchapter S income tax status was terminated on the Closing Date. For purposes of the unaudited pro forma condensed combined statements of operations, the Company calculated the U.S. federal and state income tax expense as if the subchapter S income tax status had been terminated on January 1, 2017. Due to Morinda’s significant foreign tax credits generated for the year ended December 31, 2017 and the nine months ended September 30, 2018, the results of these calculations indicated that no U.S. federal and state income tax expense would have been incurred on a pro forma basis. In addition, the Company determined that a valuation allowance would have been recognized for the entire amount of any U.S. federal and state income tax benefits generated on a pro forma basis. Accordingly, no pro forma adjustment to income tax expense was recognized in the unaudited pro forma condensed combined statements of operations.

NEW AGE BEVERAGES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(FF)  Weighted Average Number of Shares Outstanding

The pro forma adjustments discussed in Notes 3(D), (E) and (F) give effect to issuance of Common Stock as consideration related to the consummation of the Merger. These issuances of shares of the Company’s Common Stock are given effect as of January 1, 2017 for purposes of the unaudited pro forma condensed combined statements of operations. Accordingly, a pro forma adjustment is required for the calculation of the weighted average number of shares of Common Stock outstanding as follows (in thousands):

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2018	2017

Historical weigthed average number of shares
of common stock outstanding	39,492	30,617
Equity Offerings (Note (D)):
At The Market Offering in October 2018	1,189	1,189
Public offering in November 2018:
Firm commitment	12,900	12,900
Overallotment option	1,935	1,935
Acquisiton Expenses (Note (F))	214	214
Purchase Consideration (Note (E))	2,016	2,016

Total	18,254	18,254
Pro forma basic weighted average number
of shares of common stock outstanding	57,746	48,871
Pro forma diluted weighted average number
of common stock equivalents outstanding	-	447

Pro forma diluted weighted average number of shares of common stock outstanding	57,746	49,318

(GG)     New Age Historical Statement of Operations

Amounts are derived from the historical condensed consolidated statement of operations of New Age for the year ended December 31, 2017. For purposes of the unaudited pro forma condensed combined statements of operations, the Company has made certain reclassifications to better illustrate the pro forma adjustments and to obtain consistent classifications between New Age and Morinda.

(HH) Morinda Historical Statement of Operations

Amounts are derived from the historical condensed consolidated statement of operations of Morinda for the year ended December 31, 2017. For purposes of the unaudited pro forma condensed combined statements of operations, the Company has made certain reclassifications to better illustrate the pro forma adjustments and to obtain consistent classifications between New Age and Morinda.